Exhibit 99.1
Mallinckrodt plc Reports First Quarter 2025 Financial Results and Reaffirms Full-Year Guidance
Delivers First Quarter Net Sales of $419.9 Million, Reflecting a 10%Year-Over-Year Decrease on a Reported Basis; Excluding Impact of Therakos® Divestiture, Net Sales Grew 2.5%
Reports Net Loss of $27.7 Million and Adjusted EBITDA of $102.3 Million
Acthar® Gel (repository corticotropin injection) Net Sales Increased 12.3%, Representing Fifth Consecutive Quarter of Growth
INOmax® EVOLVE™ DS Delivery System Now in More Than 50 Hospitals Nationwide
Conference Call and Webcast Today at 8:30 a.m. ET
DUBLIN, May 6, 2025 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the first quarter ended March 28, 2025.
“Our first quarter results demonstrate the positive momentum we are building across the Company and reinforce our optimism for the significant strategic benefits of our planned combination with Endo, Inc.,” said Siggi Olafsson, President and Chief Executive Officer. “In Specialty Brands, we again achieved double-digit sales growth for Acthar Gel, driven by increased patient demand from the launch of our SelfJect™ device and ongoing commercial investment. We are continuing our multi-year rollout of the INOmax EVOLVE DS delivery system, which is now in more than 50 hospitals across the U.S., and making good progress in our efforts to expand adoption of Terlivaz® (terlipressin) through healthcare provider outreach and engagement. Specialty Generics remains a consistent growth driver for our business, and we continue to see the benefits of our stable supply chain and reputation for quality and reliability in our strong overall performance. In light of our results, we are pleased to reaffirm our full-year guidance today, a sign of our confidence in the business.”
Mr. Olafsson added, “Our team has made excellent progress toward completing our merger with Endo to create a global, scaled, diversified pharmaceuticals leader, which we expect to occur in the second half of this year. I am confident that as one company, we will deliver even greater value to our shareholders and customers for the ultimate benefit of the patients we serve.”
First Quarter 2025 Financial Results
Mallinckrodt’s net sales in the first quarter of 2025 were $419.9 million, as compared to $467.8 million in the first quarter of 2024. This reflects a 10.2% decrease on a reported and constant currency basis. Excluding the impact of the Therakos divestiture, total net sales grew by 2.5%.
The Company’s Specialty Brands segment reported net sales of $207.3 million, as compared to $257.3 million in the first quarter of 2024. This 19.4% decrease includes the impact of the Therakos divestiture. Excluding Therakos, Specialty Brands net sales grew by 4.1%, driven primarily by growth in Acthar Gel and the uptake in SelfJect.
Mallinckrodt’s Specialty Generics segment reported net sales of $212.6 million, as compared to $210.5 million in the first quarter of 2024. This 1.0% growth was driven by continued strong attention deficit hyperactivity disorder (ADHD) product sales, offset by a decline in the active pharmaceutical ingredient (API) business, particularly Acetaminophen (APAP) products, driven primarily by global competition.
The Company’s net loss for the first quarter of 2025 was $27.7 million, an improvement from a net loss of $65.4 million in the first quarter of 2024.

Mallinckrodt’s Adjusted EBITDA in the first quarter of 2025 was $102.3 million, as compared to $144.9 million in the first quarter of 2024, driven by strength in both the Specialty Generics segment and Acthar Gel, largely offset by the impact of the Therakos divestiture, incremental commercial investments for Acthar Gel and the impact of nitric oxide competition in the U.S.
Gross profit in the first quarter of 2025 increased $38.9 million, or 23.7%, to $202.9 million, as compared to $164.0 million in the first quarter of 2024. Gross profit margin was 48.3% in the first quarter of 2025, as compared with 35.1% in the first quarter of 2024.
Mallinckrodt's cash balance at the end of the first quarter of 2025 was $422.2 million. Total outstanding principal debt was $864.6 million, a reduction of 47.5% compared to the first quarter of 2024, and outstanding net debt was $451.4 million, a reduction of 67.6% compared to the first quarter of 2024.
First Quarter 2025 Business Segment Updates & Outlook
Specialty Brands Segment
Acthar Gel net sales increased $12.6 million, or 12.3%, compared to the first quarter of 2024 to $115.4 million, driven by growth in the overall market and the successful launch of SelfJect. SelfJect continues to receive positive physician and patient feedback and now accounts for more than 70% of new Acthar Gel prescriptions, reflecting momentum with both new and returning healthcare providers. In light of strong performance in the first quarter, which represented the fifth consecutive quarter of year-over-year growth for the brand, the Company now expects Acthar Gel to grow in the high-single digits in 2025.
Terlivaz net sales increased $1.4 million, or 23.3%, compared to the first quarter of 2024 to $7.4 million. The Company remains focused on highlighting the potential benefits of treatment with Terlivaz with healthcare providers, emphasizing the importance of early patient identification and treatment initiation.
INOmax (nitric oxide) net sales decreased $7.7 million, or 11.0%, compared to the first quarter of 2024 to $62.5 million. Despite continued competitive pressures in the U.S., the Company delivered net sales growth outside of the U.S., including 12.0% sales growth in Japan compared to the first quarter of 2024. The Company also continues to make progress on its rollout of the INOmax EVOLVE DS delivery system, with more than 400 systems placed in over 50 hospitals as of the end of March, and expects the rollout to continue through the end of 2026.
Specialty Generics Segment
Specialty Generics net sales growth was primarily driven by strong performance in the finished-dosage ADHD products business, offset primarily by global competitive pressures facing the API business, particularly APAP products. Mallinckrodt continues to expect the Specialty Generics segment to deliver flat to low-single digit sales growth in full-year 2025.
Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the first quarter.
Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2025, to be filed with the U.S. Securities and Exchange Commission (SEC) for additional information.

2025 Financial Guidance
For the full-year fiscal 2025, Mallinckrodt reaffirmed its net sales and Adjusted EBITDA guidance:

2025 Guidance
Total Net Sales	$1.7 billion to $1.8 billion
Adjusted EBITDA	$480 million to $520 million
The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
First Quarter 2025 Conference Call and Webcast
Mallinckrodt will hold a conference call today, May 6, 2025, at 8:30 a.m. Eastern Time to discuss its financial results and performance for the first quarter 2025. The live call and subsequent replay can be accessed as follows:
•Live Call Participant Registration (including dial-in): https://register-conf.media-server.com/register/BI59a8cb021a314d8683b4822df03f9735
•Audio Only Webcast Link (live and replay): https://edge.media-server.com/mmc/p/tkagfrhx
•On the Investor Relations page of the Mallinckrodt website: https://ir.mallinckrodt.com/
About Mallinckrodt
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, and ophthalmology; neonatal respiratory critical care therapies; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
Non-GAAP Financial Measures
This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted selling, general, and administrative (“SG&A”) expenses, adjusted research and development (“R&D”) expenses, net sales growth (loss) on a constant-currency basis, and net debt, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.
Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization from intangible assets and right-of use asset resulting from finance leases; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; divestitures; reorganization items, net; discontinued operations; changes in fair value of contingent consideration obligations; changes in derivative assets and liabilities fair value; unrealized gain or loss on equity investment; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.
Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.
Net debt of $451.4 million as of March 28, 2025, reflects $864.6 million in total debt outstanding and $9.0 million in undiscounted finance lease liabilities on a GAAP basis less $422.2 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.
The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.
Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information About the Combination and Where to Find It
In connection with the proposed transaction, Mallinckrodt has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Mallinckrodt and Endo and that also constitutes a preliminary prospectus of Mallinckrodt ordinary shares. Each of Mallinckrodt and Endo may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Mallinckrodt or Endo may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Mallinckrodt and Endo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Mallinckrodt, Endo, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt will be available free of charge on Mallinckrodt’s website at https://ir.mallinckrodt.com. Copies of the documents filed with the SEC by Endo will be available free of charge on Endo’s website at https://investor.endo.com.

Participants in the Solicitation of Proxies
Mallinckrodt, Endo, and certain of their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Mallinckrodt, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Mallinckrodt’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001567892/000110465925031453/tm252514-2_def14a.htm), including under the headings “Our Director Nominees”, “Corporate Governance”, “Board of Directors and Board Committees,” “Compensation of Non-Employee Directors,” “Compensation of Executive Officers,” “Security Ownership and Reporting,” “Equity Compensation Plan Information” and “Proposals 1(A) Through 1(E): Election of Directors”, (ii) Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1567892/000156789225000010/mnk-20241227.htm), including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Item 13. Certain Relationships and Related Transactions and Director Independence”, and (iii) to the extent holdings of Mallinckrodt’s securities by its directors or executive officers have changed since the amounts set forth in Mallinckrodt’s proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001567892&type=&dateb=&owner=only&count=40&search_text=).
Information about the directors and executive officers of Endo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) the registration statement on Form S-4, (ii) Endo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/2008861/000200886125000007/ndoi-20241231.htm), including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Item 13. Certain Relationships and Related Transactions and Director Independence”, and (iii) to the extent holdings of Endo’s securities by its directors or executive officers have changed since the amounts set forth in the registration statement on Form S-4, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0002008861&type=&dateb=&owner=only&count=40&search_text=). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read these materials carefully before making any voting or investment decisions. You may obtain free copies of these documents from Mallinckrodt or Endo using the sources indicated above.
Information Regarding Forward Looking Statements
Statements in this communication that are not strictly historical may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things:

(i)transaction-related risks, including the parties’ ability to successfully integrate our business and Endo’s business and unanticipated costs of such integration, which may result in the combined company not operating as effectively and efficiently as expected; uncertainties related to a future separation of the combined generics pharmaceuticals businesses of Mallinckrodt and Endo and Endo’s sterile injectables business; the risk that the expected benefits and synergies of the proposed transactions may not be fully realized in a timely manner, or at all; the risk associated with Mallinckrodt’s and Endo’s ability to obtain the approval of their shareholders and stockholders, respectively, required to consummate the proposed business combination transaction (including the fact that it may not be completed on the anticipated timeline or at all); the risk that the conditions to the proposed business combination transaction may not be satisfied (or waived to the extent permitted by law) on a timely basis or at all or the failure of the proposed business combination transaction to close for any other reason or to close on the anticipated terms, including the intended tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed business combination transaction may not be obtained or may be obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed business combination transaction; unanticipated difficulties, liabilities or expenditures relating to the proposed transactions; the effect of the announcement, pendency or completion of the proposed transactions on the parties’ business relationships and business operations generally; certain restrictions on the ability of Mallinckrodt and Endo to pursue certain business activities or strategic transactions during the pendency of the proposed business combination transaction; the effect of the announcement, pendency or completion of the proposed transactions on the long-term value of Mallinckrodt’s ordinary shares and Endo’s common stock; risks that the proposed transactions may disrupt current plans and operations of Mallinckrodt and Endo and their respective management teams and potential difficulties in hiring, retaining and motivating employees as a result of the proposed transactions; risks related to our increased indebtedness as a result of the proposed business combination transaction; significant transaction costs related to the proposed business combination transaction; potential litigation relating to the proposed transactions that could be instituted against Mallinckrodt, Endo or their respective officers or directors; rating agency actions and Mallinckrodt’s and Endo’s ability to access short- and long-term debt markets on a timely and affordable basis; and risks related to the financing in connection with the transaction;
(ii)risks related to Mallinckrodt’s business, including potential changes in Mallinckrodt’s business strategy and performance; exposure to global economic conditions and market uncertainty; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect™ and the INOmax Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings; and
(iii)risks related to Endo’s business, including future capital expenditures, expenses, revenues, economic performance, financial conditions, market growth and future prospects; Endo changes in competitive, market or regulatory conditions; changes in legislation or regulations; global political changes, including those related to the new U.S. presidential administration; Endo’s use of artificial intelligence and data science; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom Endo relies for goods and services; issues associated with Endo’s supply chain; Endo’s ability to develop and expand its product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or generic products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities.
The registration statement on Form S-4 filed with the SEC describes additional risks in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Mallinckrodt’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt’s website (www.mallinckrodt.com) and Endo’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Endo’s website (www.endo.com). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.
The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt and Endo do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.
CONTACTS
Investor Relations
Bryan M. Reasons
Executive Vice President and Chief Financial Officer
bryan.reasons@mnk.com
Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2025.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended March 28, 2025		Three Months Ended March 29, 2024
		Percent of Net sales		Percent of Net sales
Net sales	$419.9	100.0%	$467.8	100.0%
Cost of sales	217.0	51.7	303.8	64.9
Gross profit	202.9	48.3	164.0	35.1
Selling, general and administrative expenses	147.5	35.1	136.9	29.3
Combination, integration, and other related expenses	20.5	4.9	—	—
Research and development expenses	20.5	4.9	27.9	6.0
Restructuring charges, net	(2.0)	(0.5)	10.2	2.2
Liabilities management and separation costs	1.4	0.3	6.7	1.4
Operating income (loss)	15.0	3.6	(17.7)	(3.8)
Interest expense	(32.8)	(7.8)	(59.1)	(12.6)
Interest income	5.8	1.4	6.8	1.5
Loss on divestiture	(6.2)	(1.5)	—	—
Other (expense) income, net	(5.8)	(1.4)	3.7	0.8
Loss from continuing operations before income taxes	(24.0)	(5.7)	(66.3)	(14.2)
Income tax expense (benefit)	3.9	0.9	(0.7)	(0.1)
Loss from continuing operations	(27.9)	(6.6)	(65.6)	(14.0)
Income from discontinued operations, net of income taxes	0.2	—	0.2	—
Net loss	$(27.7)	(6.6)%	$(65.4)	(14.0)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(1.42)		$(3.33)
Income from discontinued operations	0.01		0.01
Net loss	$(1.41)		$(3.32)
Weighted-average number of shares outstanding
Basic	19.7		19.7
Diluted	19.7		19.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended March 28, 2025				Three Months Ended March 29, 2024
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$202.9	$147.5	$20.5	$(27.7)	$164.0	$136.9	$27.9	$(65.4)
Adjustments:
Interest expense, net	—	—	—	27.0	—	—	—	52.3
Income tax expense (benefit)	—	—	—	3.9	—	—	—	(0.7)
Depreciation	8.4	(0.5)	(0.2)	9.1	9.4	(0.5)	(0.4)	10.3
Amortization	13.4	—	—	13.4	24.8	—	—	24.8
Combination, integration, and other related expenses (1)	—	—	—	20.5	—	—	—	—
Restructuring charges, net (2)	—	—	—	(2.0)	—	2.5	—	7.7
Liabilities management and separation costs (3)	—	—	—	1.4	—	—	—	6.7
Loss on divestiture	—	—	—	6.2	—	—	—	—
Reorganization items, net (4)	—	—	—	—	—	(8.0)	—	8.0
Income from discontinued operations	—	—	—	(0.2)	—	—	—	(0.2)
Change in contingent consideration fair value	—	0.1	—	(0.1)	—	(1.4)	—	1.4
Change in derivative asset & liabilities fair value	—	—	—	2.6	—	—	—	3.8
Unrealized loss (gain) on equity investment	—	—	—	6.2	—	—	—	(7.0)
Share-based compensation	0.2	(9.1)	(0.4)	9.7	—	(1.8)	(0.1)	1.9
Fresh-start inventory-related expense (5)	32.3	—	—	32.3	101.3	—	—	101.3
As adjusted:	$257.2	$138.0	$19.9	$102.3	$299.5	$127.7	$27.4	$144.9
(1)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the proposed Business Combination.
(2)Includes a net $2.5 million gain on termination of a lease in SG&A during the three months ended March 29, 2024.
(3)Represents costs primarily related to professional fees incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings during the three months ended March 28, 2025 and March 29, 2024.
(4)As of December 30, 2023, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(5)Represents inventory step-up amortization of $32.3 million for the three months ended March 28, 2025 and $103.3 million and $2.0 million of fresh-start inventory-related income for the three months ended March 29, 2024.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended March 28, 2025
	Specialty Brands	Specialty Generics	Total
Net sales	$207.3	$212.6	$419.9
Cost of sales (1)	92.4	121.5	213.9
Selling, general and administrative expenses	59.0	26.9	85.9
Research and development expenses	7.3	5.2	12.5
Restructuring charges, net	(2.0)	—	(2.0)
Segment operating income	$50.6	$59.0	109.6
Corporate and unallocated expenses:
Cost of sales (2)			3.1
Selling, general and administrative expenses (2)			61.6
Combination, integration, and other related expenses (4)			20.5
Research and development expenses (2)			8.0
Liabilities management and separation costs (3)			1.4
Operating income			15.0
Interest expense			(32.8)
Interest income			5.8
Loss on divestiture			(6.2)
Other expense, net			(5.8)
Loss from continuing operations before income taxes			$(24.0)

Depreciation and amortization	$12.1	$9.8

	Three Months Ended March 29, 2024
	Specialty Brands	Specialty Generics	Total
Net sales	$257.3	$210.5	$467.8
Cost of sales (1)	142.5	159.3	301.8
Selling, general and administrative expenses	59.1	19.4	78.5
Research and development expenses	13.4	5.9	19.3
Restructuring charges, net	10.2	—	10.2
Segment operating income	$32.1	$25.9	58.0
Corporate and unallocated expenses:
Cost of sales (2)			2.0
Selling, general and administrative expenses (2)			58.4
Research and development expenses (2)			8.6
Liabilities management and separation costs (3)			6.7
Operating loss			(17.7)
Interest expense			(59.1)
Interest income			6.8
Other income, net			3.7
Loss from continuing operations before income taxes			$(66.3)

Depreciation and amortization	$22.4	$12.2
(1)Includes $32.3 million and $72.0 million of inventory fair-value step-up expense within the Specialty Brands segment during the three months ended March 28, 2025 and March 29, 2024, respectively. Includes $31.3 million of inventory fair-value step-up expense within the Specialty Generics segment during the three months ended March 29, 2024.
(2)Includes certain compensation, information technology, legal, environmental and other costs not charged to our reportable segments.
(3)Represents costs primarily related to professional fees incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings.
(4)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the proposed Business Combination.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

			Non-GAAP Measure
	Three Months Ended March 28, 2025	Three Months Ended March 29, 2024	Percent change	Currency impact	Constant-currency growth (loss)
Specialty Brands
Acthar Gel	$115.4	$102.8	12.3%	—%	12.3%
INOmax	62.5	70.2	(11.0)	(0.1)	(10.9)
Therakos(1)	—	58.2	(100.0)	—	(100.0)
Amitiza	20.2	19.4	4.1	—	4.1
Terlivaz	7.4	6.0	23.3	—	23.3
Other	1.8	0.7	157.1	—	157.1
Specialty Brands	207.3	257.3	(19.4)	—	(19.4)

Specialty Generics
Opioids	83.7	81.9	2.2	—	2.2
ADHD	47.2	31.7	48.9	—	48.9
Addiction treatment	18.5	15.4	20.1	(0.4)	20.5
Other	3.9	1.5	160.0	—	160.0
Generics	153.3	130.5	17.5	—	17.5
Controlled substances	19.1	22.9	(16.6)	—	(16.6)
APAP	33.8	51.7	(34.6)	—	(34.6)
Other	6.4	5.4	18.5	—	18.5
API	59.3	80.0	(25.9)	—	(25.9)
Specialty Generics	212.6	210.5	1.0	—	1.0
Net sales	$419.9	$467.8	(10.2)%	—%	(10.2)%
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were three months of Therakos net sales during the three months ended March 29, 2024, which did not recur in the three months ended March 28, 2025. Excluding Therakos, total company and Specialty Brands net sales were $409.6 million and $199.1 million, respectively, for the three months ended March 29, 2024.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	March 28, 2025	December 27, 2024
Assets
Current Assets:
Cash and cash equivalents	$422.2	$382.6
Accounts receivable, less allowance for doubtful accounts of $4.1 and $6.2	402.7	395.3
Inventories	633.7	664.9
Prepaid expenses and other current assets	175.8	186.3
Total current assets	1,634.4	1,629.1
Property, plant and equipment, net	404.1	390.6
Intangible assets, net	406.1	419.4
Deferred income taxes	661.8	651.8
Other assets	203.1	211.7
Total Assets	$3,309.5	$3,302.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$3.9	$3.9
Accounts payable	79.0	57.8
Accrued payroll and payroll-related costs	52.1	108.1
Accrued interest	26.9	9.2
Acthar Gel-Related Settlement	21.3	21.3
Accrued and other current liabilities	274.5	231.1
Total current liabilities	457.7	431.4
Long-term debt	905.4	909.5
Acthar Gel-Related Settlement	131.4	126.5
Pension and postretirement benefits	26.5	26.5
Environmental liabilities	34.3	34.3
Other income tax liabilities	26.2	25.7
Other liabilities	98.0	102.9
Total Liabilities	1,679.5	1,656.8
Shareholders' Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 19,762,306 and 19,696,335 issued; 19,736,759 and 19,696,335 outstanding	0.2	0.2
Ordinary shares held in treasury at cost, 25,547 and zero	(1.9)	—
Additional paid-in capital	1,209.6	1,199.8
Accumulated other comprehensive income	9.2	6.1
Retained earnings	412.9	439.7
Total Shareholders' Equity	1,630.0	1,645.8
Total Liabilities and Shareholders' Equity	$3,309.5	$3,302.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Months Ended March 28, 2025	Three Months Ended March 29, 2024
Cash Flows From Operating Activities:
Net loss	$(27.7)	$(65.4)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	22.5	35.1
Share-based compensation	9.7	1.9
Deferred income taxes	(10.1)	3.9
Non-cash accretion (amortization) expense	1.6	(1.1)
Other non-cash items	8.4	(0.6)
Changes in assets and liabilities:
Accounts receivable, net	(5.4)	(0.8)
Inventories	30.1	78.7
Accounts payable	22.7	(13.3)
Income taxes	12.7	(6.4)
Other	1.8	(16.2)
Net cash from operating activities	66.3	15.8
Cash Flows From Investing Activities:
Capital expenditures	(24.3)	(24.6)
Other	0.3	0.4
Net cash from investing activities	(24.0)	(24.2)
Cash Flows From Financing Activities:
Repayment of debt	(1.0)	(2.2)
Repurchase of shares	(1.9)	—
Other	(0.2)	—
Net cash from financing activities	(3.1)	(2.2)
Effect of currency rate changes on cash	0.8	(1.3)
Net change in cash, cash equivalents and restricted cash	40.0	(11.9)
Cash, cash equivalents and restricted cash at beginning of period	445.7	343.4
Cash, cash equivalents and restricted cash at end of period	$485.7	$331.5

Cash and cash equivalents at end of period	$422.2	$253.6
Restricted cash included in prepaid expenses and other current assets at end of period	21.7	37.1
Restricted cash included in other long-term assets at end of period	41.8	40.8
Cash, cash equivalents and restricted cash at end of period	$485.7	$331.5